Exhibit 99.1

ANNOUNCEMENT	March 31, 2026

Tamboran Resources Corporation (NYSE: TBN, ASX: TBN)

Tamboran farmout Pilot Area and BCDA acreage for significant premium in acreage value

Highlights

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Tamboran Resources and Formentera Partners (Formentera), the owner of Daly Waters Energy, LP (DWE), have executed a Farm-in Agreement (Farm-in Agreement) to advance development of the Beetaloo Basin in Australia’s Northern Territory.

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Under the Farm-in Agreement, Tamboran will farm down approximately 10,000 acres of its working interest across the Shenandoah North Pilot Area and the Shenandoah South Pilot Area (collectively the Pilot Area) and the Beetaloo Central Development Area (BCDA) to DWE.

●	The Farm-in Agreement provides for a staged earn-in, up to ~US$28.5 million, subject to structured off-ramp provisions.

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The agreement follows DWE announcing a strategic joint venture with INPEX Corporation (JPX: 1605, market capitalization of US$35 billion) (INPEX), Japan’s largest E&P and operator of the 8.9 MTPA (~1.2 Bcf/d) Ichthys LNG project in Darwin.

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The transaction recognizes the value premium that can be realised on Beetaloo acreage as it is defined and matured, like the Pilot Area, as well as the value that can be realised for adjacent appraisal areas, like the BCDA. It is an important step towards commercialization.

●	Completion of the transaction is subject to certain conditions precedent in the farm-in between DWE and INPEX along with closure of Tamboran’s Falcon acquisition.

Tamboran Resources Corporation Chief Executive Officer, Mr. Todd Abbott, said:

“This transaction represents a significant validation of the underlying value of our Beetaloo acreage with an implied valuation well above our recent traded metrics. Importantly, it allows us to accelerate activity while preserving balance sheet strength and maintaining operatorship of our core assets.

“The INPEX investment in the Beetaloo Basin via its farm-in to the DWE interest in the North and South Pilot Area and BCDA position is a strong sign of confidence and has the potential to provide Tamboran with an additional pathway to gas commercialization.”

“Our Phase 2 Development Area farm-out process is continuing, and we look forward to providing additional updates in due course. Our process will benefit from this and the other recent positive developments in the Basin.

Tamboran Resources Corporation

ARBN 672 879 024

Tower One, International Towers

Suite 1, Level 39, 100 Barangaroo Avenue,

Barangaroo NSW 2000, Australia

+61 2 8330 6626	www.tamboran.com

“The additional investment supports local jobs, infrastructure development and long-term energy security for the Northern Territory, while keeping us firmly on track for first gas in the third quarter of 2026. We are pleased to be progressing the project alongside DWE and remain excited about the scale of the opportunity ahead.”

Farm-in Agreement

The Farm-in Agreement between Tamboran and Formentera, the owner of DWE, is over the same acreage as the recently announced strategic joint venture between INPEX and DWE. Table 1 describes the pre-and-post transaction ownership across the Northern Pilot Area, Southern Pilot Area and BCDA.

	Pre-transaction ownership				Post-transaction ownership(1)

	TBN(2)	DWE(3)	TB2(4)	INPEX	TBN(2)	DWE(3)	TB2(4)	INPEX

Northern Pilot Area (TB2 Operator)	11.25%	-	77.5%	11.25%	5.625%	5.625%	77.5%	11.25%

Southern Pilot Area (DWE Operator)	50%	38.75%	-	11.25%	44.375%	44.375%	-	11.25%

Beetaloo Central Development Area (DWE Operator)	12.5%	67.5%	-	20.0%	10.0%	70.0%		20.0%

(1)	Subject to completion of Phase 1 and Phase 2 of the Farm-in Agreement.

(2)	Subject to completion of the Falcon Oil & Gas Acquisition, and the proposed acreage swap with Daly Waters Energy, LP.

(3)	DWE is a 100% owned subsidiary of Formentera Partners.

(4)	TB2 is an entity owned 50/50% between Tamboran Resources Corporation and Daly Waters Energy, LP.

Phase 1 carry: Under Phase 1 of the Farmout Agreement, DWE will provide Tamboran with a US$11.6 million carry commitment in respect to future work program spend in the Pilot Area.

Phase 2 carry: Subject to DWE electing to proceed to Phase 2, DWE will carry TBN for an additional US$11.6 million carry in the BCDA.

Additional consideration: Upon certain conditions being met, DWE will also provide Tamboran with an additional milestone carry of up to US$5.3 million.

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Reassignment/Assignment: If DWE decides not to proceed with Phase 2, Tamboran will receive, by way of reassignment, 50% of the post-acreage ownership in the Pilot Area and assign 50% of the post-acreage ownership in the BCDA to DWE.

Completion of the transaction is subject to satisfaction of certain conditions precedent required by DWE.

This announcement was approved and authorised for release by Mr. Todd Abbott, the Chief Executive Officer of Tamboran Resources Corporation.

Investor enquiries:

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com

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Figure 1: Tamboran acreage position across the Beetaloo Basin depocenter

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About Tamboran Resources Corporation

Tamboran Resources Corporation (NYSE/ASX: TBN) is a growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin.

Disclaimer

Tamboran makes no representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward-looking statement or any outcomes expressed or implied in any forward-looking statement. The forward-looking statements in this report reflect expectations held at the date of this document. Except as required by applicable law or the ASX Listing Rules, Tamboran disclaims any obligation or undertaking to publicly update any forward-looking statements, or discussion of future financial prospects, whether as a result of new information or of future events.

The information contained in this announcement does not take into account the investment objectives, financial situation or particular needs of any recipient and is not financial product advice. Before making an investment decision, recipients of this announcement should consider their own needs and situation and, if necessary, seek independent professional advice. To the maximum extent permitted by law, Tamboran and its officers, employees, agents and advisers give no warranty, representation or guarantee as to the accuracy, completeness or reliability of the information contained in this presentation. Further, none of Tamboran nor its officers, employees, agents or advisers accept, to the extent permitted by law, responsibility for any loss, claim, damages, costs or expenses arising out of, or in connection with, the information contained in this announcement.

Note on Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” “participate,” “progress,” “conduct” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; our strategy to deliver natural gas to the Australian

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East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

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